                                                                                                                                                                    EXHIBIT 10.24

TRANSITIONAL CONSULTING AGREEMENT

Name: Kevin Kennedy	Phone: On file
Address: On File	E-mail: On file
Payment address (if different):	JDSU Contact Person:
N/A	Matthew Fawcett
Effective Date: January 1, 2009

This TRANSITIONAL CONSULTING AGREEMENT (“Agreement”) is entered into as of the Effective Date set forth above, by and between JDS Uniphase Corporation, a Delaware corporation, having a principal place of business at 430 North McCarthy Boulevard, Milpitas, California 95035, (the “Company” or “JDSU”) and Kevin Kennedy (referred to herein as “Consultant”).

1. SCOPE OF SERVICES.

1.1  Duties.  Consultant shall perform the services (“Services”) as set forth in the statement of work (“SOW”) attached hereto as Exhibit A, in accordance with the statement of deliverables (“Deliverables”) and acceptance procedures set forth in each SOW, as each may be modified by the Company and Consultant from time to time. Each SOW shall be in substantially similar format to the SOW attached hereto as Exhibit A, and is subject to written mutual agreement between JDSU and Consultant.  No SOW will be binding upon either party unless signed by both parties.  A SOW may set forth requirements for a specific project, or may set forth a general description of the type of Services that Consultant will provide; however, each SOW will include a description of the Deliverables (as defined in each SOW) to be provided by Consultant to JDSU, the related Service fees, and the time frame within which the Services will be provided.  Any modifications to a SOW will be made only by written mutual agreement between JDSU and the Consultant. Consultant shall devote Consultant’s reasonable efforts to the performance of the Services.  Subject to compliance with the Deliverables, Consultant shall be free to set Consultant’s own hours and order of work.  Consultant will provide the Company with such status reports and will participate in such meetings as may be necessary to assure the timely and orderly completion of the Services.  However, Consultant shall retain the right to determine the manner and method in which the Services are performed.  When necessary, Consultant will provide his or her own tools, equipment, and supplies for purposes of performing services.

1.2  Performance.  Services shall be at the Company or other premises as necessary.  Consultant agrees, while working on the premises of the Company to observe the rules and policies of the Company relating to: (i) security of, access to and use of the Company’s premises or any of its properties, including proprietary or Confidential Information (as that term is defined below); (ii) health and safety; and (iii) equal employment opportunity and unlawful harassment.  Consultant agrees to perform the Services in a professional manner, and represents and warrants that performance of the Services by Consultant will not violate any obligations owed to third parties.

1.3  Employees, Consultants and Third Parties.  Except as agreed by the parties, Consultant will not use contractors or other third parties to perform the Services.  Consultant will defend, indemnify and hold the Company harmless from any failure to comply with the foregoing or any damage, loss or expense resulting from any determination that Consultant or his employees or contractors are employees of the Company and from any claims or damages arising out of any injury, disability or death of any of Consultant’s employees or agents.  In all events, Consultant shall remain primarily liable for the performance of Services under this Agreement.

1.4  Other Contracting Engagements.  Consultant shall be permitted to accept other contracting or consulting assignments and employment with third parties so long as they do not interfere with or present a conflict of interest with Consultant’s obligations under this Agreement and Consultant’s independent duties and responsibilities as a member of the Company’s Board of Directors.  During the Term of this Agreement, Consultant shall not serve as a Consultant to any third party who is developing and manufacturing or intending to develop or manufacture a product or provides any services having the same functions or purposes of any of the products of Company without first the full knowledge and written consent of Company.  To this end, Consultant shall disclose to the Company all of Consultant’s current contracts and contracting parties that the Company may view as a potential conflict.  For clarity, the parties agree that Consultant’s employment by Avaya Inc., and its subsidiaries shall not constitute a breach of Consultant’s obligations under this Agreement.

1.5   Independent Mr. Kennedy.  The parties agree that Consultant is an independent contractor in the performance of the Services and is not an employee of the Company.  The Company shall take no deductions from any compensation paid to Consultant for taxes or related payroll deductions, and Consultant agrees to file all such forms and pay all such taxes as may be required by virtue of Consultant’s status as an independent contractor, and shall indemnify and hold the Company harmless from, any failure to do so.  Consultant agrees that Consultant is not eligible for or entitled to any benefits or incentives the Company provides to its employees such as, without limitation, health, disability or life insurance benefits, stock options, stock purchase plans, retirement plans or any other benefit or incentive except to the extent such entitlement arises solely as a result of Consultant’s separate service to the Company as a member of the Company’s Board of Directors.  Notwithstanding the foregoing, the Company may file a Form 1099, or such other forms as may be required by applicable law, with respect to any compensation paid Consultant.  Nothing herein or in the performance hereof shall imply a joint venture, partnership or principal and agent relationship between the parties.

2. TERM AND TERMINATION.

2.1    Term.  The term of this Agreement shall commence on the effective date and shall terminate on December 31, 2009.

2.2    Termination for Convenience.  JDSU may terminate this Agreement (including any SOW hereunder or any license pursuant thereto) in whole or in part, for its convenience, at any time, without any liability as a consequence thereof except as provided in the attached SOW and for any other unpaid billing and accrued fees for actual services rendered by Consultant and accepted by JDSU and any written and pre-approved expenses actually incurred by Consultant as of the date of termination, upon giving written notice thereof to Consultant.  Either party may terminate this Agreement (including any SOW hereunder or any license pursuant thereto) upon material breach by the other party that has not been cured within thirty (30) business days.

2.3    Termination for Default.  JDSU by written notice, may terminate this Agreement (including any SOW hereunder or any license pursuant thereto) in whole or in part, based on a default by Consultant which has not been cured within ten (10) business days. Such default shall be based on the following: (1) if Consultant fails to materially comply with any of the terms and conditions of this Agreement (including all SOWs hereunder), and/or (2) if Consultant subject to any bankruptcy or insolvency proceeding under federal or state statute, or becomes subject to direct control by a trustee or similar authority.  Upon the occurrence of (1) or (2) above by Consultant, at its election, JDSU shall have the immediate right to do one or more of the following: (a) terminate this Agreement; (b) terminate any SOW hereunder or license to which the default relates; or (c) exercise any or all other rights or remedies provided in this Agreement and/or available at law or in equity consistent with this Agreement.  Consultant shall continue performance of all Services not terminated pursuant to this section.

2.4  Return of Materials; Cooperation.  Upon termination of this Agreement for any reason, Consultant shall promptly return to the Company (i) all records, materials, equipment, drawings and documents which are owned, leased or licensed by the Company; and (ii) any data documents, materials, or records of any nature pertaining to or incorporating proprietary or Confidential Information of the Company, including any copies thereof, regardless of when obtained by or made available to Consultant.  Notwithstanding the preceding sentence, Consultant may retain any and all materials necessary or appropriate for use as a member of the Company’s Board of Directors.  Additionally, Consultant shall prepare and submit such documentation as may be necessary to evidence the results of the Services and the progress of Consultant in the performance of the Services.

2.5  Survival.  The termination of this Agreement for any reason shall not terminate the obligations or liabilities of the parties under Sections 3 and 4 and the applicable portions of Section 5, below, and under this Section 2, each of which shall survive any such termination.

3.      COMPENSATION.

  3.1  Fees.  JDSU shall pay Consultant as compensation for the Services, the fees described in each SOW in accordance with the terms set forth therein.  Consultant shall bear all expenses incurred by  Consultant in connection with providing the Services, except for the following, which will be paid, upon written, pre-approval, by JDSU: (1) copying, research, postage and telephone and facsimile charges, where necessary to provide the Services, (2) reasonable travel, lodging and food expenses; (3) overnight courier and messenger service charges, and other related and ancillary expenses and costs incurred where necessary to provide the Services within the time frame requested by JDSU.

3.2    [Intentionally Deleted – Invoicing Provisions]

3.3    Disputes.  Upon receipt of notice from JDSU or the Agent that an invoice, in whole or in part, is being disputed by JDSU, Consultant shall provide JDSU with supporting documentation related to the disputed amounts.  Upon JDSU’s receipt of the documentation, Consultant agrees to immediately work with JDSU in good faith to resolve any disputes, and, upon resolution, JDSU shall promptly pay Consultant, or Agent (as applicable) the agreed-upon amounts (if any).  Consultant agrees that JDSU may withhold or deduct from any payment due hereunder any amount so required to be so withheld or deducted in order to comply with the law or an order or rules of any competent governmental authority.  Payment by JDSU shall be without prejudice to any claims or rights that JDSU may have against Consultant and shall not constitute any admission by JDSU as to the performance by Consultant of its obligations under this Agreement or a SOW.

4.           DISCLOSURE AND ASSIGNMENT OF WORK.

4.1      “Innovations,” “Company Innovations” and “Prior Innovations” Definitions.  “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.  “Company Innovations” means Innovations that Consultant, solely or jointly with others, conceives, develops or reduces to practice related to any Service(s).  “Prior Innovations” means Innovations that Consultant, solely or jointly with others, conceived, developed or reduced to practice prior to the Effective Date, which are owned by Consultant or in which Consultant has an interest.

4.2       Disclosure and Assignment of Company Innovations and Prior Innovations.  Consultant agrees to maintain adequate and current records of all Company Innovations and Prior Innovations, which records shall be and remain the property of Company.  Consultant agrees to promptly disclose and describe to Company all Company Innovations and Prior Innovations.  Consultant hereby does and will assign to Company or Company’s designee all of Consultant’s right, title and interest in and to any and all Company Innovations, and all associated records.  To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Consultant to Company, Consultant hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest.  To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest.

4.3       Assistance.  Consultant agrees to perform, during and after the term of this Agreement, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations or the Prior Innovations as provided to Company under this Agreement.  If Company is unable for any reason to secure Consultant’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Consultant hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and on Consultant’s behalf and instead of Consultant to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Company Innovations, all with the same legal force and effect as if executed by Consultant.  The foregoing is deemed a power coupled with an interest and is irrevocable.

4.4      Out-of-Scope Innovations.  If Consultant incorporates or permits to be incorporated any Innovations relating in any way, at the time of conception, reduction to practice, creation, derivation, development or making of such Innovation, to Company’s business or actual or demonstrably anticipated research or development but which were conceived, reduced to practice, created, derived, developed or made by Consultant (solely or jointly) either unrelated to Consultant’s work for Company under this Agreement or prior to the Effective Date and not for or on behalf of Company (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, then Consultant hereby grants to Company and Company’s designees a non-exclusive, royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sub-licensees) to practice all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to such Out-of-Scope Innovations.  Notwithstanding the foregoing, Consultant agrees that Consultant will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any Company Innovations or Prior Innovations without Company’s prior written consent.

5.           CONFIDENTIALITY.

5.1       Definition of Confidential Information.  “Confidential Information” means (a) any technical and non-technical information related to the Company’s business and current, future and proposed products and services of Company, including for example and without limitation, Company Innovations, Prior Innovations, Company Property (as defined in Section 5.4 (“Ownership and Return of Confidential Information and Company Property”)), and Company’s information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information and marketing plans and (b) any information that may be made known to Consultant and that Company has received from others that Company is obligated to treat as confidential or proprietary.

5.2       Nondisclosure and Nonuse Obligations.  Except as permitted in this Section, Consultant shall not use, disseminate or in any way disclose the Confidential Information.  Consultant may use the Confidential Information solely to perform Service(s) for the benefit of Company and in the course and scope of Consultant’s service as a member of the Company’s Board of Directors.  Consultant shall treat all Confidential Information with the same degree of care as Consultant accords to Consultant’s own confidential information, but in no case shall Consultant use less than reasonable care.    Consultant shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information.  Consultant shall assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.  Consultant agrees not to communicate any information to Company in violation of the proprietary rights of any third party.

5.3       Exclusions from Nondisclosure and Nonuse Obligations.  Consultant’s obligations under Section 5.2 (Nondisclosure and Nonuse Obligations) shall not apply to any Confidential Information that Consultant can demonstrate (a) was in the public domain at or subsequent to the time such Confidential Information was communicated to Consultant by Company through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such Confidential Information was communicated to Consultant by Company; or (c) was developed by employees of Consultant independently of and without reference to any Confidential Information communicated to Consultant by Company.  A disclosure of any Confidential Information by Consultant (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by law shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

5.4       Ownership and Return of Confidential Information and Company Property.  All Confidential Information and any materials (including, without limitation, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) furnished to Consultant by Company, whether delivered to Consultant by Company or made by Consultant in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the “Company Property”), are the sole and exclusive property of Company or Company’s suppliers or customers.  Consultant agrees to keep all Company Property at Consultant’s premises unless otherwise permitted in writing by Company.  In the event that Consultant’s service as a member of the Company’s Board of Directors ceases, then within five (5) days after any request by Company, Consultant shall destroy or deliver to Company, at Company’s option, (a) all Company Property and (b) all materials in Consultant’s possession or control that contain or disclose any Confidential Information.  Consultant will provide Company a written certification of Consultant’s compliance with Consultant’s obligations under this Section.

5.5        Personally Identifiable Information.  Consultant represents and warrants that it continuously takes reasonable precautions to protect any personal information of its customers, or the employees or potential employees of its customers, from loss, misuse and unauthorized access, disclosure, alteration and destruction.  Such precautions will, at a minimum, include taking physical security measures designed to prevent unauthorized access to database equipment and hard copies of personal information, electronic security measures that continuously monitor access to servers and provide protection from hacking or other unauthorized access from remote locations (including the use of firewalls, restricted access and encryption technology), and limiting access to personal information and data to those persons in Consultant’s organization that have a specific business purpose for maintaining and processing such personal information and data.

6.           LIMITATION OF LIABILITY.

EXCEPT FOR BREACHES OF SECTION 5 (CONFIDENTIALITY), BREACHES OF SECTION 4 (DISCLOSURE AND ASSIGNMENT OF WORK), AND DAMAGES DUE TO FRAUD OR INTENTIONAL OR WILLFUL MISCONDUCT, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, CONTRACTOR SHALL NOT BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT PRODUCT LIABILITY, OR OTHERWISE.  JDSU SHALL NOT BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT PRODUCT LIABILITY, OR OTHERWISE.

THE MAXIMUM LIABILITY OF EITHER PARTY HEREUNDER FOR EACH CLAIM RELATED TO SUCH LIABILITY SHALL NOT EXCEED THE GREATER OF THE TOTAL AMOUNT OF PAYMENTS RECEIVED BY CONTRACTOR FROM JDSU UNDER THE PRIMARY SOW THAT IS DIRECTLY RELATED TO THE CLAIM FOR WHICH LIABILITY IS BEING ELICITED, OR US$1,000,000.

7.           Not Applicable

8.           MISCELLANEOUS.

8.1    Notices.  All notices under this Agreement will be sent by hand delivery, overnight delivery service or certified or registered mail, or by facsimile (promptly confirmed by dispatching the hard copy by hand delivery, overnight delivery service or certified or registered mail) to the address of the applicable party provided above (or as otherwise notified in writing by such party).  Notices will be deemed delivered upon receipt of signature or, in the case of notice by facsimile, upon telephonic confirmation of receipt of the appropriate number of pages and dispatch of the hard copy.  If notice is being provided to JDSU, a copy must be sent to attention: General Counsel’s Office.

8.2    Governing Law and Forum.  This Agreement, including all SOWs hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of New York, USA without giving effect to conflict of laws principles thereof.  The parties hereby consent to the sole and exclusive jurisdiction of the competent state and federal courts sitting in the State of New York, USA.  The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

8.3         Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HERBY IRREVOCABLE WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY SOWS, ATTACHMENTS OR OTHER DOCUMENTS CONTEMPLATED HEREBY OR THEREBY.
8.4          Compliance with Laws.  Consultant shall perform its respective obligations under this Agreement in a manner that complies with all applicable laws, rules, and regulations of the applicable jurisdiction, including export laws regulating the transmission of technical data and other regulated materials via the Services.  Specifically, Consultant represents, warrants and covenants that:  (a) it will at all times comply with the obligations of the U.S. Foreign Corrupt Practices Act (“FCPA”), 15 U.S.C. Section 78 et seq., and undertakes and agrees that it shall not perform any act which could subject it to sanctions thereunder, including that it will not make or promise to make any payment (whether in currency, property or other thing of value) to any government official, or third person, or entity that will in turn make a payment to any government official, for the purpose of obtaining or retaining business; and (b) it will at all times comply with all applicable data privacy and security laws and regulations (each as they may be amended from time to time) including, but not limited to, Title V, Subtitle A of the federal Gramm-Leach-Bliley Act, 15 USC §§ 6801 et seq. (the “GLB”), its implementing regulations, and the guidelines issued by Supplier’s regulatory agencies pursuant to § 501 of the GLB.

8.5    Modification, Amendments and Survival.  No modification or amendment of any provision of this Agreement (including any SOW incorporated by reference herein) shall be effective unless in writing and signed by both parties.  Sections 3 through 7, 9, 11 and 12 of this Agreement, and any other provision that by its nature should survive, shall survive upon expiration, completion or termination of this Agreement.

8.6    Assignments.  This Agreement, including all SOWs hereto, and the rights hereunder, may not be transferred, subcontracted, assigned or delegated by Consultant without the prior written consent of JDSU.

8.7    Publicity.  Neither party shall issue any publicity or general marketing communications concerning this Agreement without the prior written consent of the other party.

8.8   Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

8.9    Independent Consultant and Force Majeure.  Consultant and each of Consultant’s Representatives are independent contractors and not employees or agents of JDSU.  Consultant shall be responsible for paying the salaries of Consultant’s Representatives and all taxes incurred in connection with performance of the Services.  Consultant shall indemnify, defend, and hold harmless JDSU from all cost, liability or expense arising from Consultant’s failure to comply with this section.  Consultant and each of Consultant’s Representatives shall not be entitled to participate in health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which employees of JDSU may be entitled.  Neither party nor its Representatives will take any action or sign any agreement on behalf of the other party without the other party’s express written consent nor represent to third parties that they have the power to bind the other party.  Neither party will be responsible for any failure or delay in the performance of its obligations under this Agreement due to circumstances beyond its reasonable control, including, without limitation, acts of God, war, terrorism, riot, embargoes, fire, floods, or acts of governmental authorities.  The performance of this Agreement shall then be suspended for as long as any such event shall prevent the affected party from performing its obligations under this Agreement.

8.10   Severability and Waiver.  If any term of this Agreement or the application thereof is found invalid, illegal or unenforceable, the remainder of this Agreement will remain in full force and effect, and the parties will negotiate in good faith to substitute a provision of like economic intent and effect.  Either party’s delay or failure to exercise any right or remedy upon any breach or default of the other party shall not impair that right or remedy, or be construed to be a waiver of any breach or default.  Any waiver by either party of any breach or default by the other party must be in writing and signed by both parties.

8.11    Entire Agreement, Headings, and Execution.   This Agreement, including all SOWs hereunder, sets forth the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof.  In the event of any conflict between the terms and conditions of this Agreement, and the terms and conditions of a SOW, the terms and conditions of the SOW shall control only for the purpose of setting forth the Services and related fees (not including payment terms) performed therein.  Headings are for convenience only and are not to be used to interpret this Agreement.  This Agreement may be executed in separate counterparts, and all such counterparts will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

Kevin J. Kennedy	JDS Uniphase Corporation
By:
Name: Matthew Fawcett
Date:December __, 2008	Title: General Counsel
Address: On File	Date: December __, 2008

ATTACHMENT A

STATEMENT OF WORK: NO. 1

This STATEMENT OF WORK (“SOW”) is an Attachment to the Transitional Consulting Agreement effective as of January 1, 2009 (the “Agreement”), the terms of which are hereby incorporated by reference herein, by and between JDS Uniphase Corporation (“JDSU”) and Kevin Kennedy (“Consultant”).  In the event of a conflict between the terms and conditions of the Agreement and the terms of this SOW, the terms of this SOW shall control.

Services Performed, Related Fees, and Acceptance:

Consultant shall provide services related to (a) guidance, support and the transition of the President and Chief Executive Officer role to individual that the Company may hire to serve in such capacity, which may include guidance and support regarding an interim CEO, (b) current and future Company strategic and business planning and initiatives (including projects and programs launched in H1 FY2009).

Additionally, Consultant shall continue to serve as a director of various JDSU subsidiaries and shall be available to execute such documents and materials as may be requested by JDSU from time to time until relieved of such duties in the ordinary course of Consultant’s cessation of service as the Company’s former President and Chief Executive Officer.

In consideration of the provision of the Services described above, the Company shall pay Consultant the sum of $800,000, payable in equal monthly installments during the term of the Agreement.  A termination of the Agreement by Company pursuant to Section 2.2 thereof shall not relieve Company of the obligation to pay this fee.

Entry into and continuation of the term of the Agreement will be subject to continued compliance with the Company’s Code of Business Conduct, including but not limited to its provisions relative to conflicts of interest.  Determination of whether a conflict of interest exists shall be made by the Board of Directors.

TERM.  The Term of this SOW shall commence on January 1, 2009 and shall terminate on December 31, 2009 unless sooner terminated pursuant to the Agreement.

JDS Uniphase Corporation
_________________________ Kevin J. Kennedy	___________________________ Matthew K. Fawcett General Counsel

December __, 2008	December ___, 2008

EXHIBIT B

U.S. EXPORT CONTROL FORM

FOR CONTROLLED TECHNOLOGY

JDS Uniphase Corporation is required by United States law to comply with regulations issued by the U.S. Export Administration Regulations (known as “EAR”) and the International Traffic and Arms Regulations (ITAR) which regulate the export of certain sensitive or “controlled” technologies.  Under these regulations, JDS Uniphase Corporation is “deemed” to have made an export of controlled technology if products, intellectual property or equipment is transferred to an employee/contractor who is a foreign national, even if the transfer occurs while the employee/contractor is physically located within the United States.  Certain such ‘deemed exports’ require the issuance of a government license before an export is legally permitted.  In order to comply with the EAR and the ITAR, the Company must gather the information requested below to determine when and for whom licenses must be obtained.  Accordingly, all employees/contractors in the United States must complete this form.

Printed Name:             _________________________        __________________________
Kennedy                                                                Kevin

Check the one that is applicable to you:

A.    ☑    A United States Citizen
B.    ❒    If a United States Permanent Resident, a U.S. Political Refugee, or a U.S. Political Asylum Holder, please specify below your country of citizenship.
C.    ❒    A Citizen of Canada
D.    ❒    None of the above, please specify below your country of citizenship below,
        ______________________________________________________________________________

Please sign below and return it to the Human Resources Department.

Signature     ____________________________________  Date:  _________________________

*Note:  Human Resources Department please forward or fax completed form, via express/overnight delivery service, to the Global Trade Compliance Department at 430 North McCarthy Blvd., Milpitas, CA  95035; or immediately fax to: 408-546-5070.
Rev. 05-Mar/01/2007